                                                                    Exhibit 99.1


[ELCOM INTERNATIONAL LOGO]


AT THE COMPANY:
---------------
Investor Relations
E-mail: invrel@elcom.com

                        ELCOM INTERNATIONAL, INC. REPORTS
                      SECOND QUARTER 2003 OPERATING RESULTS
                      -------------------------------------

NORWOOD, MA, August 8, 2003 - Elcom International, Inc. today announced operating results for its second quarter ended June 30, 2003.

As a result of the sale of certain assets and the assignment of the Company's United States ("U.S.") information technology products ("IT Products") and services business in March 2002, the operating and balance sheet information and financial summary table contained herein has been prepared with all historical results of the IT Products and services business included in discontinued operations. As a result, net sales, gross profit, operating profit and net loss from continuing operations reflect the Company's ongoing U.S. and U.K. ePurchasing and eMarketplace technology licensing and consulting businesses.

                       Financial Summary Table (Unaudited)
                    (in thousands, except per share amounts)

                                                               QUARTER ENDED             SIX MONTHS ENDED
                                                                  JUNE 30,                     JUNE 30,
                                                       ----------------------------   ----------------------------
                                                            2003            2002           2003           2002
                                                       ------------    ------------   -----------    -------------

Net sales                                              $       531     $     1,334    $     1,200    $     1,933
Gross profit (loss)                                            396             907            871          1,413
Operating loss prior to asset impairment charge             (2,129)         (2,565)        (4,063)        (6,395)
Asset impairment charge                                         --              --             --           (338)
Net loss from continuing operations                         (2,186)         (2,573)        (3,631)        (6,747)

Net income (loss) from discontinued operations                 423             (86)           307         (1,507)
Gain on disposal of U.S. discontinued operations                --             232             --            912
Net loss from total operations                              (1,763)         (2,427)        (3,324)        (7,342)
Basic net loss per share from
    continuing operations                              $     (0.07)    $     (0.08)   $     (0.12)   $     (0.22)
                                                       ============    ============   ============   ============
Fully diluted net loss per share from
    continuing operations                              $     (0.07)    $     (0.08)   $     (0.12)   $     (0.22)
                                                       ============    ============   ============   ============

Basic weighted average common
    shares outstanding                                      30,902          30,902         30,902         30,900
                                                           =======          ======        =======         ======
Fully diluted weighted average common
    shares outstanding                                      30,902          30,902         30,902         30,900
                                                           =======          ======        =======         ======

The above table, the following description and the condensed consolidated financial statements should be read in conjunction with the Risk Factors and other information contained in the Company's Annual Report on Form 10-K for the fiscal year 2002.

Net sales from continuing operations for the quarter ended June 30, 2003, which represented ePurchasing and eMarketplace technology license and related services fees, were $531,000 compared to $1,334,000 in the comparable quarter of 2002, a decrease of $803,000 or 60%. Professional Services fees in the U.S. and U.K. decreased by $323,000, while License and associated fees decreased by $480,000. These reductions can be attributed to the Company's revenue recognition of license fees from the Scottish Executive contract for the quarter ended June 30, 2003 compared to the second quarter of 2002 ($220,000 and $635,000, respectively), and to slower than anticipated installations of PECOS by Scottish government agencies. Gross profit for the quarter ended June 30, 2003 decreased to $396,000 from $907,000 in the comparable 2002 quarterly period, a decrease of $511,000 or 57%, as a result of lower revenues.

The Company reported an operating loss from continuing operations of $2,129,000 for the quarter ended June 30, 2003 compared to $2,565,0000 reported in the comparable quarter of 2002, a decrease of $436,000 or 17%. This smaller operating loss from continuing operations in the second quarter of 2003 compared to the 2002 quarter was primarily due to reductions in selling, general and administrative ("SG&A") expenses. A significant portion of the decline in SG&A resulted from the Company's on-going cost containment measures designed to realign its infrastructure costs to reflect lower than anticipated license revenue. Reductions in personnel resulted in a decrease in compensation expense in the second quarter of 2003 of approximately $980,000 compared to the second quarter of 2002.

The Company recorded a net loss from continuing operations for the second quarter of 2003 of $2,186,000 compared to a net loss from continuing operations of $2,573,000 in the second quarter of 2002, representing a decrease of $387,000, or 15%.

The Company reported net income from discontinued operations of $423,000 in the second quarter of 2003 compared to a net loss from discontinued operations in the 2002 quarter of $86,000. Included in discontinued operations for the second quarter of 2003 is a $345,000 tax refund from the U.K. related to the sale of the Company's U.K. services operations in 1999 and a bad debt recovery of approximately $110,000.

The 2003 quarterly net loss from total operations (including both discontinued and continuing operations) was $1,763,000 compared to $2,427,000 in the 2002 quarter. Basic and fully diluted net loss from continuing operations per share for the second quarter of 2003 was ($0.07), compared with a basic net loss from continuing operations per share of ($0.08) in the first quarter of 2002.

Net sales from continuing operations for the six months ended June 30, 2003, which represented ePurchasing and eMarketplace technology license and related services fees, were $1,200,000 compared to $1,933,000 in the comparable six months of 2002, a decrease of $733,000 or 38%. Professional Services fees in the U.S. and U.K. decreased by $127,000, while License and associated fees decreased by $606,000. These reductions can be attributed to the Company's revenue recognition of license fees from the Scottish Executive contract for the six months ended June 30, 2003 compared to the six months ended June 30, 2002 ($340,000 and $857,000, respectively), and to slower than anticipated installations of PECOS by the Scottish Government's agencies during the first six months of 2003. Gross profit for the six months ended June 30, 2003 decreased to $871,000 from $1,413,000 in the comparable 2002 quarterly period, a decrease of $542,000 or 38% as a result of lower revenues.

The Company reported an operating loss prior to asset impairment charges from continuing operations of $4,063,000 for the six months ending June 30, 2003 compared to $6,395,000 reported in the comparable six month period of 2002, a decrease of $2,332,000 or 36%. This smaller operating loss from continuing operations in the second six months of 2003 compared to the 2002 was due primarily to reductions in selling, general and administrative ("SG&A") expense.

The Company recorded a net loss from continuing operations for the first six months of 2003 of $3,631,000 compared to a net loss from continuing operations of $6,747,000 in the same period of 2002, representing a decrease of $3,116,000, or 46%. The Company recorded a tax benefit of $492,000 from the reversal of a tax accrual, as payment was deemed no longer probable.

The Company reported net income from discontinued operations of $307,000 in the six month period ended June 30, 2003 compared to a net loss from discontinued operations in the same period of 2002 of $1,507,000. Included in discontinued operations in 2003 is a $345,000 tax refund from the U.K. related to the sale of the Company's U.K. services business in 1999 and a bad debt recovery of approximately $110,000. These were offset somewhat by expenses for facilities vacated by the Company.

The 2003 year to date net loss from total operations (including both discontinued and continuing operations) was $3,324,000 compared to $7,342,000 in the 2002 six month period. Basic net loss from continuing operations per share for the six month period of 2003 were ($0.12), compared with a basic and fully diluted net loss from continuing operations per share of ($0.22) in the first half of 2002.

Cash and cash equivalents as of June 30, 2003 were $0.6 million. Although the Company recorded a net loss from total operations of $3.3 million for the six month period ended June 30, 2003, cash and cash equivalents decreased by $1.7 million between December 31, 2002 and June 30, 2003. The principal differences between the net loss and the decrease in cash and cash equivalents during the period included the increase in long term liabilities via the Company's issuance of convertible debentures in the amount of $0.9 million and the advance of a license fee (treated as a loan) of $0.8 million, and the recording of non-cash expenses of $0.8 million. Other items contributing to the use of cash were a capital expenditure of $0.2 million on software, a reduction in working capital of $0.5 million and payments on capital leases of $0.2 million. The Company continues to implement cost containment programs and has reduced the Company's cash expenditures compared to previous periods. The Company believes that it will continue to incur losses throughout 2003. On April 3, 2003, the Company signed an agreement with Cap Gemini Ernst & Young UK Plc ("CGEY") whereby CGEY would advance $980,000 in license fees to the Company. The Company believes this license fee(s) will become due during 2003 via its contract with CGEY for the Scottish Executive. Each payment was contingent upon the Company providing assistance to CGEY to set up a duplicate back-up system in Toronto, Canada in order for CGEY to be able to provide Disaster Recovery and Business Continuity Services for Elcom's clients and the Scottish Executive. These Services would be made available to Elcom's clients for a fee and would provide a back-up system to allow CGEY to provide Business Continuity Services (to host, operate and manage), Elcom's ePurchasing system if Elcom was unable to do so for any reason. As of June 30, 2003, the Company had received $795,000 from CGEY with the remaining $203,000 received on July 17, 2003. Therefore, as of this date, the Company has received all the funds as per in the agreement.

As previously reported, on April 23, 2003, the Company closed a private placement of ten-year 10% Senior Convertible Debentures (the "Offering") generating net cash proceeds of approximately $700,000 to the Company. Both outside institutional and accredited investors participated in the Offering, with the majority of the investment made by three of Elcom's senior executive team and one of its directors.

Robert J. Crowell, the Company's Chairman and CEO, stated, "The Company has very strong and specific indications that activity will be increasing in Scottish Executive agencies in the near future. In addition, the Company has two specific eProcurement deals in the final stages and also believes one or two potentially large government contracts, one of which is currently in the request for proposal stage, will be responded to in the next two quarters. In addition, our existing clients are looking forward to the official release of PECOS Version 9.0, which is imminent. Version 9.0's enhanced capabilities will further enhance Elcom's ability to compete in the ePurchasing and eMarketplace arenas."

Mr. Crowell added further, "Because activity at the Scottish Executive has been slower than expected to date, the Company continues to minimize its expenses and is actively seeking a strategic investor partner to add to the syndicate of existing investors in the previously announced round of convertible debenture financing. I believe very strongly that with specific increases in activity in the Scottish Executive, combined with the activation, after over eight months of effort, of an eMarketplace for a computer products and services company, Elcom will be able to raise the necessary funds to continue to support its operations until it achieves positive cash flow in 2004."

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
------------------------------------------------------------
Except for the historical information contained herein, the matters discussed in this Press Release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) availability and terms of appropriate working capital and/or other financing to keep the Company operating as a going concern, and the Company's cash position as of its last Form 10-K and its history of ongoing operating losses; (ii) the overall marketplace and client's acceptance and usage of eCommerce software systems, including corporate demand therefore, the impact of competitive technologies, products and pricing, particularly given the subsequently larger size and scale of certain competitors and potential competitors, control of expenses, revenue generation by the acquisition of new customers, the acceptance rate of the Company's system by individual agencies of the Scottish Executive (Government of Scotland), and corporate demand for ePurchasing and eMarketplace solutions; (iii) the consequent results of operations given the aforementioned factors; and (iv) the requirement of the Company to raise additional working capital to fund operations during the fourth quarter of 2003 and the availability of any such funding to the Company. Without such funding the Company believes it may be forced to curtail operations and/or seek protection under bankruptcy statutes. Other risks should be noted as detailed from time to time in the Company's Annual Report on Form 10-K and in its other SEC reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this Press Release.

The financial data set forth below should be read in conjunction with the Consolidated Financial Statements and other disclosures contained in the Company's 2002 Annual Report on Form 10-K. The Company intends to file its Form 10-Q for the second quarter of 2003 within the next five days.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                           JUNE 30,                       JUNE 30,
                                                                  ---------------------------    --------------------------
                                                                       2002            2003           2002           2003
                                                                  -----------     -----------    -----------    -----------

Net sales                                                         $     1,334     $       531          1,933          1,200
Cost of sales                                                             427             135            520            329
                                                                  -----------     -----------    -----------    -----------
Gross profit (loss)                                                       907             396          1,413            871

Operating Expenses:
    Selling, general and administrative                                 3,186           2,457          7,147          4,807
    Research and development                                              286              68            661            127
    Asset impairment charges                                               --              --            338             --
                                                                  -----------     -----------    -----------    -----------
Total operating expenses                                                3,472           2,525          8,146          4,934
                                                                  -----------     -----------    -----------    -----------
Operating profit (loss)                                                (2,565)         (2,129)        (6,733)        (4,063)
                                                                  -----------     -----------    -----------    -----------
Interest expense                                                          (16)            (34)           (38)           (41)
Interest income and other, net                                              8             (23)            24            (19)
                                                                  -----------     -----------    -----------    -----------
Net income (loss) from continuing operations before tax                (2,573)         (2,186)        (6,747)        (4,123)
                                                                  -----------     -----------    -----------    -----------
Income tax benefit                                                         --              --             --            492
                                                                  -----------     -----------    -----------    -----------
Net income (loss) from continuing operations                           (2,573)         (2,186)        (6,747)        (3,631)

Discontinued operations:
        Net income (loss) from discontinued operations,
         net of tax                                                       (86)            423         (1,507)           307
    Gain (loss) on sale of assets                                         232              --            912             --
                                                                  -----------     -----------    -----------    -----------
Net income (loss)                                                 $    (2,427)    $    (1,763)   $    (7,342)   $    (3,324)
                                                                  ===========     ===========    ===========    ===========

Basic  net income (loss) per share data:
    Continuing operations                                         $     (0.08)    $     (0.07)   $     (0.22)   $     (0.12)
    Discontinued operations                                                --             .01          (0.05)           .01
    Disposal of discontinued operations                                    --              --           0.03             --
                                                                  -----------     -----------    -----------    -----------
        Basic and diluted net loss per share                      $     (0.08)    $     (0.06)   $     (0.24)         (0.11)
                                                                  ===========     ===========    ============   ============

Fully diluted net income (loss) per share data:
    Continuing operations                                         $     (0.08)    $     (0.07)   $     (0.22)   $     (0.12)
    Discontinued operations                                                --             .01          (0.05)           .01
    Disposal of discontinued operations                                    --              --           0.03             --
                                                                  -----------     -----------    -----------    -----------
        Basic and diluted net loss per share                      $     (0.08)    $     (0.06)   $     (0.24)         (0.11)
                                                                  ===========     ===========    ============   =============


Weighted average number of basic shares
    outstanding                                                        30,902          30,902         30,900         30,902
                                                                  ===========     ===========    ===========    ===========


Weighted average number of diluted shares
    outstanding                                                        30,902          30,902         30,900         30,902
                                                                  ===========     ===========    ===========    ===========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                                   JUNE 30,        DECEMBER 31,
                                                                                     2003              2002
                                                                              -----------------  ---------------

  ASSETS
  CURRENT ASSETS:
    Cash and cash equivalents                                                 $            572   $         2,302
    Accounts receivable, net                                                               416               320
    Prepaids and other current assets                                                      397               205
    Current assets of discontinued operations                                               31               238
                                                                              ----------------   ---------------
        Total current assets                                                             1,416             3,065
                                                                              ----------------   ---------------
  PROPERTY, EQUIPMENT AND SOFTWARE, NET                                                  1,248             1,846
  OTHER ASSETS, NET                                                                         72               113
  NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS                                             --               106
                                                                              ----------------   ---------------
                                                                              $          2,736   $         5,130
                                                                              ================   ===============
  LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
    Loan Payable                                                              $            795   $            --
    Other current liabilities                                                            2,711             3,491
    Current liabilities of discontinued operations                                          --                41
                                                                              ----------------   ---------------
        Total current liabilities                                             $          3,506   $         3,532
                                                                               ---------------    --------------

  LONG TERM LIABILITIES:
    Debentures, net of discount                                               $            245   $            --
                                                                               ---------------    --------------
        Total long term, liabilities                                          $            245   $            --
                                                                               ---------------    --------------

  TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                  (1,015)            1,598
                                                                              ----------------   ---------------
                                                                              $          2,736   $         5,130
                                                                              ================   ===============